UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 18, 2007

MARKWEST ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-31239 (Commission File Number)	27-0005456 (I.R.S. Employer Identification Number)

1515 Arapahoe Street, Tower 2, Suite 700, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-925-9200

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒       Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into a Material Definitive Agreement

On December 18, 2007, MarkWest Energy Partners, L.P. (“MarkWest”) entered into a Unit Purchase Agreement (the “Unit Purchase Agreement”) relating to a private placement of 2,857,147 common units. The units were issued on December 18, 2007, at a purchase price of $31.50 per unit, raising approximately $90 million, not including the general partner’s contribution to maintain its 2% general partner interest. The sale and issuance of the common units in this private placement were exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).  Magnetar Spectrum Fund, Kayne Anderson Capital Income Partners (QP), LP, Kayne Anderson MLP Fund, LP, Kayne Anderson Midstream Opportunity Fund, LP, ARBCO II, L.P., Kayne Anderson Energy Total Return Fund, Inc., Tortoise Energy Capital Corporation and Hartz Capital Investments, LLC each purchased units in the private placement.  The proceeds of this private placement will be used primarily to fund capital expenditure requirements.

MarkWest also entered into a registration rights agreement (the “Registration Rights Agreement”) granting the purchasers certain piggyback and demand registration rights.

The description of the Unit Purchase Agreement and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of such agreements, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this current report on Form 8-K and are incorporated herein by reference.

ITEM 3.02 Unregistered Sales of Equity Securities

On December 18, 2007, MarkWest completed a private placement of 2,857,147 common units. For additional information regarding the private placement, see Item 1.01 of this current report.

The securities offered in the private placement have not been registered under the Securities Act or any state securities laws, and unless so registered, the securities may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This announcement shall not constitute an offer to sell or a solicitation of an offer to buy any of these securities.

ITEM 7.01 Regulation FD Disclosure

On December 18, 2007, MarkWest issued a press release announcing it had completed its private placement of common units.  A copy of the press release is furnished as Exhibit 99.1 to this current report.  In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 is deemed furnished and shall not be deemed “filed” for the purposes of the Securities Act of 1934, as amended.

ITEM 9.01 Financial Statements and Exhibits

(d)           Exhibits.

10.1	Unit Purchase Agreement, dated as of December 18, 2007

10.2	Registration Rights Agreement, dated as of December 18, 2007

99.1	Press Release, dated December 18, 2007, of MarkWest Energy Partners, L.P. announcing completion of private placement

SIGNATURE

                Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST ENERGY PARTNERS, L.P.
(Registrant)

Date: December 19, 2007	By:	/s/ NANCY K. BUESE
Nancy K. Buese Senior Vice President and Chief Financial Officer